Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form F-3 of Huadi International Group Co., Ltd. of our report dated February 15, 2023 relating to the consolidated financial statements, which appears in Huadi International Group Co., Ltd. Form 20-F/A (Amendment No.1) for the years ended September 30, 2022 and 2021.

/s/ TPS Thayer, LLC

TPS Thayer, LLC

Sugar Land, Texas

February 15, 2023